EXHIBIT 24

Power of Attorney

WHEREAS, Alabama National BanCorporation (the “Corporation”) proposes to file a registration statement on Form S-8 under the Securities Act of 1933 with respect to the issuance of shares of common stock of the Corporation, under or pursuant to the Alabama National BanCorporation Employee Capital Accumulation Plan (the “Plan”) and an indeterminate number of interests in the Plan.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of said Corporation, individually as a director and/or as an officer of the Corporation, hereby make, constitute and appoint each of John H. Holcomb, III, Richard Murray, IV, and William E. Matthews, V, their true and lawful attorneys-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, together with all necessary exhibits, and all other documents in connection therewith, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned directors and officers of the Corporation hereby authorize said persons or any one of them to sign said registration statement on their behalf as attorney-in-fact and to amend or remedy any deficiencies with respect to said registration statement by appropriate amendment or amendments and to file the same as aforesaid.

Dated as of April 20, 2005.

/s/ John H. Holcomb, III John H. Holcomb, III
Chairman, Chief Executive Officer and Director
/s/ Dan M. David Dan M. David
Vice Chairman and Director
/s/ Richard Murray, IV Richard Murray, IV
President, Chief Operating Officer and Director
/s/ William E. Matthews, V William E. Matthews, V
Executive Vice President and Chief Financial Officer
/s/ Shelly S. Williams Shelly S. Williams
Senior Vice President and Controller
/s/ W. Ray Barnes W. Ray Barnes
Director

John V. Denson
Director
/s/ Griffin A. Greene Griffin A. Greene
Director
/s/ John D. Johns John D. Johns
Director
/s/ John J. McMahon, Jr. John J. McMahon, Jr.
Director
/s/ C. Phillip McWane C. Phillip McWane
Director
/s/ William D. Montgomery William D. Montgomery
Director
/s/ C. Lloyd Nix C. Lloyd Nix Director
/s/ G. Ruffner Page, Jr. G. Ruffner Page, Jr.
Director
/s/ John Plunk John Plunk
Director
/s/ W. Stancil Starnes W. Stancil Starnes
Director